Exhibit 99.1

	Investor Contact:	Randy Atkinson (954) 308-7639 randalatkinson@spherion.com

FOR IMMEDIATE RELEASE	Media Contact:	Kip Havel (800) 422-3819 kiphavel@spherion.com
SPHERION ANNOUNCES CLOSE OF TECHNISOURCE ACQUISITION
     FORT LAUDERDALE, Fla., December 3, 2007 — Spherion Corporation (NYSE: SFN) today announced that it has closed the previously announced transaction to acquire Technisource, Inc. The acquisition of this specialist information technology staffing company was completed based on terms as previously described in Spherion’s November 14, 2007 press release.
ABOUT SPHERION
     Spherion Corporation is a leading recruiting and staffing company that provides integrated solutions to meet the evolving needs of companies and job candidates. As an industry pioneer for more than 60 years, Spherion has screened and placed millions of individuals in temporary, temp-to-hire and full-time jobs. Positions range from administrative and light industrial to a host of professions that include accounting/finance, information technology, engineering, manufacturing, legal, human resources and sales/marketing.
     With approximately 700 locations in the United States and Canada, Spherion delivers innovative workforce solutions that improve business performance. Spherion provides its services to more than 8,000 customers, from Fortune 500 companies to a wide range of small and mid-size organizations. Employing more than 300,000 people annually through its network, Spherion is one of North America’s largest employers. To learn more, visit www.spherion.com.